                                                                       EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS*
                             VANGUARD/WINDSOR FUND
                            (FORMERLY WINDSOR FUND)

1. Average Annual Total Return


      P (1 + T)to the nth power = ERV

 Where:        P = a hypothetical initial payment of $1,000
               T = average annual total return
               N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
      One Year
           P =   $1,000
           T =   23.16%
           N =   1
         ERV =   $1,231.62
    Five Year
           P =   $1,000
           T =   16.69%
           N =   5
         ERV =   $2,163.45
    Ten Year
           P =   $1,000
           T =   13.38%
           N =   10
         ERV =   $3,509.13


2. YIELD


                            a - b
                Yield = 2[( -----   +1)to the 6th power -1]
                            c X d
        Where:   a = dividends and interest paid during the period
                 b = expense dollars during the period (net of reimbursements)
                 c = the average daily number of shares outstanding during the period
                 d = the maximum offering price per share on the last day of the period

    Example     a = $35,228,037.00
                b = $3,681,288.00
                c = 933,324,135.8922
                d = $16.90
             Yield = 2.41%



*Figures presented are as of the year ended October 31, 1996.

                                                                       EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS*
                              VANGUARD/WINDSOR II
                             (FORMERLY WINDSOR II)

1. Average Annual Total Return


      P (1 + T)to the nth power = ERV

 Where:        P = a hypothetical initial payment of $1,000
               T = average annual total return
               N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
    One Year
           P =   $1,000
           T =   27.17%
           N =   1
         ERV =   $1,271.72
    Five Year
           P =   $1,000
           T =   16.56%
           N =   5
         ERV =   $2,151.21
    Ten Year
           P =   $1,000
           T =   13.91%
           N =   10
         ERV =   $3,677.47


2. YIELD


                            a - b
                Yield = 2[( -----   +1)to the 6th power - 1]
                            c X d
        Where:   a = dividends and interest paid during the period
                 b = expense dollars during the period (net of reimbursements)
                 c = the average daily number of shares outstanding during the period
                 d = the maximum offering price per share on the last day of the period

    Example     a = $38,280,448.00
                b = $4,686,182.00
                c = 609,596,508.056
                d = $23.95
             Yield = 2.78%



*Figures presented are as of the year ended October 31, 1996.